Exhibit 99.1

PCTEL Achieves $20.0 Million in Second Quarter Revenue

Bloomingdale, IL July 31, 2012 — PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced results for the second quarter ended June 30, 2012.

Second Quarter Highlights

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$20.0 million in revenue for the quarter, an increase of 5 percent from the same period last year. The company experienced higher antenna product sales but lower scanning receiver product sales than the same period last year.

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Gross profit margin of 43 percent in the quarter, compared to 47 percent in the same period last year. The decline in gross profit margin reflects the decrease in revenue mix of the Company’s scanning receiver products, with their higher margins relative to antenna products.

•	GAAP operating margin of negative half a percent for the quarter, compared to negative (1) percent for the same period last year.

•

GAAP net loss available to common shareholders of $(329,000) for the quarter, or $(0.02) per diluted share, compared to a net loss of $(68,000), or $(0.00) per diluted share for the same period last year.

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Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating profit of 8 percent in the quarter, as compared to 8 percent operating profit in the same period last year.

Non-GAAP net income of $1.5 million or $0.09 per diluted share in the quarter, as compared to $1.4 million or $0.08 per diluted share in the same period last year.

•

$66.0 million of cash, short-term investments, and long-term investments at June 30, 2012, a decrease of approximately $(1.9) million from the preceding quarter. During the quarter the company used cash of $931,000 for the purchase of the next 19 percent membership interest in PCTEL Secure, $552,000 for the regular quarterly dividend, and approximately $400,000 from all other activities. During July the Company announced the acquisition of the assets of TelWorx Communications and the remaining 30 percent of its joint venture PCTEL Secure. The company used $16.8 million of cash for those transactions in July.

“Our antenna business continues to thrive, largely due to the continued focus on vertical markets in the private sector and our investments in GPS, MIMO, and other leading edge antennas,” said Marty Singer, PCTEL’s Chairman and CEO. “Carrier spending continues to dampen scanning receiver sales even though second quarter SeeGull® sales were 30 percent higher than first quarter sales. We continue to believe that carriers will be more active in deploying new technologies in the second half of the year and we anticipate a strong contribution from our latest acquisition and the formation of PCTEL Connected Solutions,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 98049059. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 98049059.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions for public and private networks. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and Clarify® system measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, In-Tunnel, Subway, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Connected Solutions™ designs and delivers Site Solutions for private and public wireless, data, and communication applications. PCTEL Connected Solutions™ utilizes specialized towers, enclosures, fiber optic panels, fiber jumper cables and a wide array of its TowerWorx™ and TelWorx™ products to deliver engineered site solutions. PCTEL Secure focuses on Android mobile platform security. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com, www.telworx.net, www.towerworx.net or www.pctelsecure.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s future financial performance and expectations regarding growth and expansion are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	June 30,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$27,790	$19,418
Short-term investment securities	37,174	42,210
Accounts receivable, net of allowance for doubtful accounts of $120 and $132 at June 30, 2012 and December 31, 2011, respectively	14,578	14,342
Inventories, net	13,728	13,911
Deferred tax assets, net	896	896
Prepaid expenses and other assets	1,288	2,277

Total current assets	95,454	93,054

Property and equipment, net	14,116	13,590
Long-term investment securities	1,054	7,177
Goodwill	161	161
Intangible assets, net	7,842	9,332
Deferred tax assets, net	8,831	8,831
Other noncurrent assets	1,501	1,319

TOTAL ASSETS	$128,959	$133,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,278	$5,651
Accrued liabilities	4,200	7,092

Total current liabilities	10,478	12,743
Long-term liabilities	2,409	2,144

Total liabilities	12,887	14,887

Redeemable equity	800	1,731

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,481,607 and 18,218,537 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	18	18
Additional paid-in capital	137,865	137,117
Accumulated deficit	(23,251)	(20,941)
Accumulated other comprehensive income	109	121

Total stockholders’ equity of PCTEL, Inc.	114,741	116,315
Noncontrolling interest	531	531

Total equity	115,272	116,846

TOTAL LIABILITIES AND EQUITY	$128,959	$133,464

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES	$19,993	$19,109	$37,154	$37,343
COST OF REVENUES	11,323	10,105	21,306	20,118

GROSS PROFIT	8,670	9,004	15,848	17,225

OPERATING EXPENSES:
Research and development	2,789	2,973	5,596	5,955
Sales and marketing	2,580	2,601	5,096	5,210
General and administrative	2,655	2,999	5,407	5,716
Amortization of intangible assets	745	661	1,490	1,334

Total operating expenses	8,769	9,234	17,589	18,215

OPERATING LOSS	(99)	(230)	(1,741)	(990)
Other income, net	39	91	114	202

LOSS BEFORE INCOME TAXES	(60)	(139)	(1,627)	(788)
Expense (benefit) for income taxes	77	76	(379)	(228)

NET LOSS	(137)	(215)	(1,248)	(560)
Less: Net loss attributable to noncontrolling interests	(334)	(240)	(687)	(467)

NET INCOME (LOSS) ATTRIBUTABLE TO PCTEL, INC.	197	25	(561)	(93)
Less: adjustments to redemption value of noncontrolling interests	(526)	(93)	(648)	(656)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	($329)	($68)	($1,209)	($749)

Basic Earnings per Share:
Net loss available to common shareholders	($0.02)	$0.00	($0.07)	($0.04)
Diluted Earnings per Share:
Net loss available to common shareholders	($0.02)	$0.00	($0.07)	($0.04)

Weighted average shares - Basic	17,404	17,355	17,317	17,259
Weighted average shares - Diluted	17,404	17,355	17,317	17,259

Cash dividend per share	$0.03	$0.00	$0.06	$0.00

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating Loss	($99)	($230)	($1,741)	($990)
(a) Add:
Amortization of intangible assets	745	661	1,490	1,334
Share based payment - PCTEL Secure:
-Engineering	—	61	80	122
Stock Compensation:
-Cost of Goods Sold	99	68	203	137
-Engineering	149	156	289	312
-Sales & Marketing	128	157	257	339
-General & Administrative	567	608	891	1,023

	1,688	1,711	3,210	3,267

Non-GAAP Operating Income	$1,589	$1,481	$1,469	$2,277

% of revenue	7.9%	7.8%	4.0%	6.1%

Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income (Loss) attributable to PCTEL, Inc.	$197	$25	($561)	($93)
Adjustments:
(a) Non-GAAP adjustment to operating income (loss)	1,688	1,711	3,210	3,267
(b) Noncontrolling interest related to Non-GAAP adjustments to operating income (loss)	(87)	(84)	(225)	(169)
(b) Investment income related to share based payment for PCTEL Secure	—	(31)	(41)	(62)
(b) Income Taxes	(261)	(230)	(740)	(716)

	1,340	1,366	2,204	2,320

Non-GAAP Net Income	$1,537	$1,391	$1,643	$2,227

Basic Earnings per Share:
Non-GAAP Net Income	$0.09	$0.08	$0.09	$0.13

Diluted Earnings per Share:
Non-GAAP Net Income	$0.09	$0.08	$0.09	$0.13

Weighted average shares - Basic	17,404	17,355	17,317	17,259
Weighted average shares - Diluted	17,633	17,773	17,706	17,713

This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, and restructuring charges.

(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and investment income related to noncontrolling interest.